UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 31, 2021
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road Suite 400
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	LLNW	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Limelight Networks, Inc., filed with the Securities and Exchange Commission on August 2, 2021, is being filed solely for the purpose of correcting an inadvertent administrative error contained in the 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2021, the Compensation Committee of Limelight Networks, Inc. (the "Company") approved entry into an amendment to the employment agreement with President and Chief Executive Officer, Bob Lyons (the “Amendment”). Pursuant to Mr. Lyons’ employment agreement, he was to receive $225,000 of his signing bonus (the “Bonus”) on the six-month anniversary of his employment with the Company. Mr. Lyons requested that the Bonus due to him be converted into Company stock, as he desired to convey confidence in the Company's ability to execute against its plans. Under the Amendment and in lieu of the Bonus, the Company will grant Mr. Lyons 80,071 RSUs of the Company’s common stock on August 2, 2021, to vest immediately.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: August 2, 2021	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary